[PepsiCo Logo]

Peter Bridgman
February 12, 2002

Safe Harbor Statement

This material contains certain “forward looking” statements. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. PepsiCo is not under any obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

[PepsiCo Logo]

Peter Bridgman
February 12, 2002

Summary of Changes

•	Accounting Changes
	–	Trade Spending and A&M Classification (EITF 01-09)
	–	Amortization of Goodwill and Intangibles (FAS 142)
•	Other Changes
	–	Snack Ventures Europe (SVE) Consolidation
	–	Other

Trade Spending and A&M Classification (EITF 01-09)

•	Reclassifies Customer Support Payments from Selling Expenses to Revenue Discounts
	–	Franchise Bottler Funding
	–	Customer Agreements
•	Reduces PepsiCo 2001 Revenues by $3.4B
	–	Consistent with other Consumer Product Companies
	–	No impact to Operating Profit

Amortization of Goodwill and
Intangible Assets (FAS 142)

•	Freezes amortization of all Goodwill and Perpetual Brands
•	We applied rigorous criteria to identify Perpetual Brands
	–	Brands with long history, solid market share
•	We evaluated lives of Other Intangible Assets
	–	Brand history, market share, macro economic environment, etc.
	–	3–10 year life
	–	Accelerated amortization in some cases
•	Our Equity Investees have also estimated the impact of FAS 142
	–	Goodwill and Acquired Franchise Rights
•	Overall 2001 after-tax impact estimated at $104 MM or 6¢ a share
	–	$23 MM Operating Profit increase
	–	$65 MM Bottler Equity Income increase
	–	0.8% reduction in tax rate; all non-cash

Snack Ventures Europe Consolidation

•	We own 60% SVE but have not previously consolidated results
	–	Recognize 60% of SVE Net Income in FLI operating profit
	–	Accounting determined with SEC and auditors
•	We have reevaluated accounting following changes in SVE operations
	–	Appropriate to fully consolidate results
	–	Reflect with effect from January 2002
•	Consolidation has no impact on EPS or Net Income
	–	100% Revenue, Operating Profit, Interest & Taxes will be consolidated
	–	40% Minority Interest recorded as FLI Operating Expense
•	No impact to volume

Other Changes

•	Reallocation of certain costs or business between Operating Segments
	–	Better align performance responsibilities
•	No impact to total PepsiCo results
	–	Revenue, Operating Profit, etc. unchanged

“Old Basis” Financial Results
and “New Basis” Financial Results

"Old Basis" Financial Results =  The 2001 results we reported last week

                                 Exclude Quaker Transaction Costs
                                   and Restructuring Costs

                                 Equivalent to $1.66 EPS

"New Basis" Financial Results =  The $1.66 EPS we reported last week, adjusted by the $0.06 per share
                                 impact of Accounting and Other
                                 Changes

                                 Equivalent to $1.72 EPS

Financials: Revenues
($MM)

                    FLNA       FLI      PCNA       PBI     GTNA      QFNA     Total
                  ------    ------    ------    ------   ------    ------   ------

2001 "Old Basis"   9,374     5,130     3,842     2,582    4,016     1,991   26,935

EITF(01-09)       (1,158)     (231)     (653)     (639)    (317)     (425)  (3,423)

SVE                            706                                             706

Other                          (69)                 69                           0

2001 "New Basis"   8,216     5,536     3,189     2,012    3,699     1,566   24,218

Financials: Segment Operating Profit
($MM)

                    FLNA       FLI      PCNA       PBI     GTNA      QFNA     Total
                  ------    ------    ------    ------   ------    ------    ------

2001 "Old Basis"   2,056       627       927       221      530       415     4,776

FAS 142                         18       (50)      (21)      69         7        23

SVE                             14                                               14

Other                           (2)        4        12      (14)                  0

2001 "New Basis"   2,056       657       881       212      585       422     4,813

Financials: Bottling Equity Income

                                                               $MM

         2001 "Old Basis"                                      160

         FAS 142                                                65

         2001 "New Basis"                                      225

Financials: Tax Rate

                                       2001                  2001
                                    "Old Basis            "New Basis"

          Pretax Income               4,414                  4,513

          Tax Provision               1,412                  1,408

          Tax Rate                    32.0%                  31.2%

Financials: Earnings per Share

                                                               $

         2001 "Old Basis"                                     1.66

         FAS 142                                              0.06

         2001 "New Basis"                                     1.72

•	You will need to recalibrate key measures

                                       2001                  2001
                                    "Old Basis            "New Basis"

     -  Capex as % of Sales            4.9%                   5.5%

     -  Corporate Unallocated          1.4%                   1.5%
        as % of Sales

     -  Line of Business Operating
        Profit as % of Sales          17.7%                  19.9%

Cash Flow and Balance Sheet

•	Cash Flow
	–	No Significant Changes
	–	FAS 142 and other changes have no cash flow impact
	–	Tax Rate change entirely non-cash
•	Balance Sheet
	–	No significant changes
» Equity investment replaced by increase to appropriate asset/liability offset by Minority Interest Liability
» No impact to ROIC

2001 P&L Restatements

                          Comparable              Reported

     FAS 142                   X

     EITF 01-09                X                      X

     SVE                       X

     Other                     X                      X

Q & A’s